TELEMETRIX INC
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                              CUSIP 87944M 10 7

NUMBER: TEL _______________
SHARES _________________

[See reverse side for certain definitions]

This certifies that __________________ is the owner of ___________________ FULLY
PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, OF $.001 PAR VALUE, OF TELEMETRIX INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary: /s/ Michael L. Glaser

President : /s/ Michael Tracy

Countersigned and Registered: CONTINENTAL STOCK TRANSFER & TRUST COMPANY, Jersey City, NJ - Transfer Agent and Registrar authorized officer [signature]
-----------------.

Corporate Seal: Telemetrix Inc., 1983, Delaware.


REVERSE SIDE:

The Corporation will furnish without charge to each stockholder who so requests a statement of the designations, powers, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common; TEN ENT - as tenants by the entireties; JT TEN - as joint tenants with right of survivorship and not as tenants in common; UNIF GIFT MIN ACT - __[cust]______custodian, _[minor]_ under Uniform Gifts to Minors Act (state name).

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________ [social security number or other identifying number of assignee; printed name and address of assignee, including zip code] shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


-----------------------------
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. RULE 17Ad-15.